UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 8, 2011, Riverview Bancorp, Inc. (“Company”) announced that on June 15, 2011, the Boards of Directors of the Company and Riverview Community Bank, the Company’s financial institution subsidiary, have adopted a Plan of Reorganization and Charter Conversion to convert the Bank from a federally chartered stock savings bank to a Washington commercial bank organized under Title 30 of the Revised Code of Washington and to reorganize the Company as a bank holding company.  In connection with the adoption of the Plan, the Bank has filed an application with the Washington Department of Financial Institutions to convert the Bank to a Washington chartered commercial bank and the Company has filed an application with the Board of Governors of the Federal Reserve System to reorganize as a bank holding company.  The Bank’s charter conversion is subject to the approval of the Washington Department of Financial Institutions, the Federal Deposit Insurance Corporation, and the Office of Thrift Supervision, or its successor, the Office of the Comptroller of the Currency; the Company’s reorganization as a bank holding company is subject to the approval of the Board of Governors of the Federal Reserve Board.  For additional information, see the Company’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1News Release of Riverview Bancorp, Inc. dated July 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 8, 2011	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)